Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:





     Evergreen High Yield Bond Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      18,784,661        0.13             148,914,855       3.47


     Class B      7,970,265         0.12             68,767,839        3.47


     Class C      11,697,455        0.12             98,563,094        3.47


     Class I      1,580,501         0.13             12,642,408        3.47





     Evergreen Diversified Bond Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      6,484,964         0.36             17,556,015        15.05


     Class B      524,893           0.31             1,638,833         15.05


     Class C      762,510           0.31             2,304,988         15.05


     Class I      64,436            0.39             181,080           15.05

















     Evergreen Strategic Income Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      5,577,516         0.18             31,241,408        6.62


     Class B      2,568,456         0.16             15,781,447        6.64


     Class C      2,000,644         0.16             12,432,663        6.63


     Class I      746,262           0.19             3,570,291         6.52








     Evergreen U.S. Government Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      3,670,702         0.29             10,962,627        9.96


     Class B      1,062,558         0.22             3,742,525         9.96


     Class C      424,188           0.22             1,426,670         9.96


     Class I      14,804,338        0.32             42,914,584        9.96


























     Evergreen Institutional Mortgage Portfolio


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class I      1,031,839         0.23             4,478,660         10.02